UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01:

The Offshore and Land Rig Fleet and Contract Status Reports for Rowan Companies, Inc., each as of August 19, 2010, is attached as Exhibit 99.1 and 99.2.

Item 8.01. Other Events

Following the Deepwater Horizon incident, the Bureau of Ocean Energy Management, Regulation and Enforcement (formerly known as the Minerals Management Service) issued two Notices to Lessees (NTLs) implementing new safety regulations and information requirements applicable to shallow water drilling operations in the U.S. Gulf of Mexico.  These NTLs impact the ability of our customers to obtain new permits on a timely basis and continue operations uninterrupted under existing permits.  We are working with our customers to meet these requirements.

To date and as set forth in the Company's Offshore Fleet Status furnished as an exhibit to this Current Report on Form 8-K, the Company currently has nine jack-up drilling rigs that are located in the U.S. Gulf of Mexico which may be impacted by the requirements of these recent NTLs from time to time.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10.1
Share Purchase Agreement dated July 1, 2010, among Rowan Companies, Inc., Skeie Technology AS, Skeie Tech Invest AS and Wideluck Enterprises Limited and Pre-Acceptance Letters from Skeie Holding AS and Trafalgar AS, each relating to the purchase of shares of common stock of Skeie Drilling & Production ASA ("SKDP").

99.1	Offshore Rig Fleet and Contract Status at August 19, 2010

99.2	Land Rig Fleet and Contract Status at August 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President – CFO and Treasurer
(Principal Financial Officer)

Dated: August 19, 2010

EXHIBIT INDEX

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

10.1
Share Purchase Agreement dated July 1, 2010, among Rowan Companies, Inc., Skeie Technology AS, Skeie Tech Invest AS and Wideluck Enterprises Limited and Pre-Acceptance Letters from Skeie Holding AS and Trafalgar AS, each relating to the purchase of shares of common stock of Skeie Drilling & Production ASA ("SKDP").

99.1	Offshore Rig Fleet and Contract Status at August 19, 2010

99.2	Land Rig Fleet and Contract Status at August 19, 2010